UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2026

RECURSION PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40323	46-4099738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 S Rio Grande Street
Salt Lake City, UT 84101
(Address of principal executive offices) (Zip code)

(385) 269 - 0203
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	RXRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Recursion Pharmaceuticals, Inc. (the "Company") and Tempus AI, Inc. ("Tempus"), acknowledging the value of (i) Tempus’s library of multimodal data and (ii) Recursion’s proprietary foundational RNA sequencing model (the "TxFM Model"), have entered into the following agreements:

Amendment to Tempus Master Agreement

On September 15, 2026, the Company entered into an Amendment to the Master Agreement (the “Amendment”) between the Company and Tempus, dated as of November 3, 2023, as previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2023 (the "Master Agreement" and, as amended, the "Agreement"). The Master Agreement, which was for a five-year Term, allowed the Company to terminate for convenience after the first three years. The Agreement also specified the following Annual License Fees, which could be paid 100% in shares of Class A Common Stock of Recursion at the Company’s election: (i) $22,000,000 on the first anniversary of the Effective Date (ii) $32,000,000 on the second anniversary of the Effective Date and (iii) $42,000,000 on each of the third anniversary of the Effective data and the fourth anniversary of the Effective Date (each such license fee, the “Annual License Fee”).

Pursuant to the Amendment, the Company agreed to: (i) extend the term of the Agreement from five to six years from its effective date; (ii) eliminate the Company’s right to terminate the Agreement for convenience, (iii) revise the amount of the Annual License Fees payable by the Company to $14,000,000 payable on each of the third, fourth, and fifth anniversary of the Effective Date, payable as to at least $4,000,000 in cash, with the remainder in the form of shares of Class A Common Stock of the Company, cash, or a combination thereof, at the election of the Company; and (iv) decrease the aggregate total of unique records of de-identified data the Company may access during the term.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, which will be filed as an exhibit to the Company’s quarterly report filed on Form 10-Q for the quarter in which it was executed.

TxFM License Agreement

Also on September 15, 2026, the Company entered into an RNA Foundation Model License Agreement (the "TxFM License Agreement") with Tempus, pursuant to which the Company granted Tempus a non-exclusive, non-sublicensable, non-transferable, worldwide license to the Company's TxFM Model solely for use within the field of oncology. Permitted uses include diagnostic applications, clinical applications, and Tempus's internal research and development. The TxFM License Agreement has a term of two years from its effective date.

In consideration for the license, Tempus will pay the Company a non-refundable license fee of $12,000,000 in two installments of $6,000,000 each; the first due upon execution of the TxFM License Agreement and the other due on the first anniversary of the effective date. Tempus will also provide the Company with access to a certain number of de-identified pathology records with linked clinical data during the term of the TxFM License Agreement.

The foregoing summary of the TxFM License Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, which will be filed as an exhibit to the Company’s quarterly report filed on Form 10-Q for the quarter in which it was executed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on September 21, 2026.

RECURSION PHARMACEUTICALS, INC.

By:	/s/ Nathan Hatfield
Nathan Hatfield
Chief Legal Officer